EXHIBIT 23


   CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-72542, 33-19015, 33-21356 and 33-37878)
   pertaining to the 1980 Long-Term Executive Incentive Compensation Plan and the 1990 Long-Term Executive Incentive Compensation Plan of A. O. Smith Corporation and in the related prospectuses of our report dated January 19, 1994, with respect to the consolidated financial statements and schedules of A. O. Smith Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1993.






                                                     ERNST & YOUNG


   Milwaukee, Wisconsin
   March 18, 1994